UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

800-788-0822
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2014, Rosetta Stone Ltd. (the “Borrower”), a wholly-owned subsidiary of Rosetta Stone Inc. (the "Company"), , entered into a $25 million revolving credit Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank. The Loan Agreement has a term of three (3) years during which the Borrower may borrow and re-pay loan amounts and re-borrow the loan amounts subject to customary borrowing conditions. Presently, no borrowings have been requested or made under the Loan Agreement.
The Borrower may elect to have interest on borrowed amounts accrue at either a LIBOR rate plus a margin of 2.25 percent or a prime rate plus a margin of 1.25 percent. The Borrower may select LIBOR interest periods of certain defined intervals ranging from one month to one year. All or portions of outstanding loans may be converted by Borrower from one interest rate method to the other. The Company and each of its other U.S. subsidiaries (the “Guarantors”) have agreed to guarantee the Borrower’s obligations under the Loan Agreement. The Borrower’s obligations are also secured by a security interest on substantially all its and the Guarantors’ assets including their intellectual property rights and by a stock pledge by the Guarantors and the Borrower of 100% of their ownership interests in U.S. subsidiaries and 66% of their ownership interests in certain foreign subsidiaries. The Company and its subsidiaries are subject to certain covenants under the Loan Agreement including financial covenants and limitations on indebtedness, encumbrances, investments and distributions and dispositions of assets. The Loan Agreement contains customary events of default, the occurrence of which could result in the Bank’s acceleration of the Borrower’s repayment obligation of any loan amount then outstanding.
The foregoing description is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition.

On October 29, 2014, Rosetta Stone Inc. announced its financial results for the fiscal third quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this report.  In addition, a copy of the presentation slides which will be discussed during the Company’s earnings call at 5:00 p.m. Eastern Time on Wednesday, October 29, 2014 is attached to this report as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in "Item 1.01 Entry into a Material Definitive Agreement" is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The information provided above in “Item 2.02 Results of Operations and Financial Condition” is incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 29, 2014, furnished herewith.

99.2	Presentation slides from the Rosetta Stone Inc. webcast of its fiscal third quarter ended September 30, 2014 earnings call held on October 29, 2014, furnished herewith.

99.3	Loan and Security Agreement between Rosetta Stone Ltd. and Silicon Valley Bank, executed on October 28, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014

By:	/s/ Bruce C. Ghrist
Name: Bruce C. Ghrist
Title: Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 29, 2014, furnished herewith.

99.2	Presentation slides from the Rosetta Stone Inc. webcast of its fiscal third quarter ended September 30, 2014 earnings call held on October 29, 2014, furnished herewith.

99.3	Loan and Security Agreement between Rosetta Stone Ltd. and Silicon Valley Bank, executed on October 28, 2014, filed herewith.

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